UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2006

The Tube Media Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52067	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Tube Media Corp. (the “Company”) hereby amends its Current Report on Form 8-K (the “Original Form 8-K”), which was filed with the Securities and Exchange Commission on October 12, 2006, to clarify and supplement information that was disclosed at the time of filing the Original Form 8-K. The Company filed the Original Form 8-K to report, among other matters, Paul H. McTear’s appointment to the Company’s Board of Directors and David Levy’s announcement of his resignation from the position of President, effective October 13, 2006.

The Board of Directors appointed Paul H. McTear to serve as a Class I director of the Company, effective October 6, 2006. Mr. McTear will also serve as a member of the Company’s audit committee, nominating and corporate governance committee and compensation committee. Mr. McTear has been employed as an executive officer of Raycom, Inc. since February 1997. He commenced his service for Raycom as its chief financial officer in February 1997 and was promoted to the position of chief executive officer in July 2001. In connection with Mr. McTear’s appointment, on October 6, 2006, by board resolution the Board set the number of Company board members at 8 directors.

On October 6, 2006, David Levy announced his resignation as President of the Company, effective October 13, 2006. Mr. Levy’s employment agreement with the Company, dated April 16, 2004, is ended. Mr. Levy continues as a director on the Company’s Board of Directors. The Company and Mr. Levy are currently negotiating certain terms of the resignation. The Company will commence its search for a successor to Mr. Levy as President and expects its search for a permanent replacement to be completed by the end of 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2006	THE TUBE MEDIA CORP.

	By:	/s/ Celestine F. Spoden
Name: Celestine F. Spoden
Title: Chief Financial Officer